Your Vote Counts! TYSON FOODS, INC. *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V81925-P39645 2200 WEST DON TYSON PARKWAY SPRINGDALE, AR 72762-6999 2026 Annual Meeting Vote by February 4, 2026 11:59 PM ET. For shares held in a Plan, vote by February 2, 2026 11:59 PM ET. You invested in TYSON FOODS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on February 5, 2026. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 22, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* February 5, 2026 10:00 AM CT Tyson Foods, Inc. 2008 South Thompson Street Springdale, Arkansas 72764

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	John H. Tyson	For
1b.	Les R. Baledge	For
1c.	Mike Beebe	For
1d.	Sarah Bond	For
1e.	Maria Claudia Borras	For
1f.	David J. Bronczek	For
1g.	Donnie King	For
1h.	Maria N. Martinez	For
1i.	Cheryl S. Miller	For
1j.	Kate B. Quinn	For
1k.	Jeffrey K. Schomburger	For
1l.	Barbara A. Tyson	For
1m.	John R. Tyson	For
1n.	Olivia L. Tyson	For
1o.	Noel White	For
2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending October 3, 2026.	For
3.	To approve the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan, a copy of which is attached to the Proxy Statement as Exhibit A.	For
4.	To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers.	For
5.	Shareholder proposal regarding disclosure of voting results based on class of shares.	Against
6.	Shareholder proposal regarding report on environmental and human health impacts from waste lagoons.	Against
7.	Shareholder proposal regarding report on the anticipated impact of recent changes in US immigration practices on the Company's finances and operations.	Against

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